EXHIBIT 23.2


Larry O'Donnell, CPA, P.C.
2228 South Fraser Street, Unit 1
Aurora, Colorado 80014



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re:      Blugrass Energy, Inc.
         Commission File # 333-135852

Gentlemen:

         We have read and agree with the comments in Item 4 of the Form 8-K of Blugrass Energy, Inc. dated February 10, 2009.




/s/ Larry O'Donnell, CPA, PC
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Larry O'Donnell, CPA, PC
Aurora, Colorado